EXHIBIT 15.3

Our ref	VSL/667469-000001/12750583v1
Direct tel	+852 3690 7513
E-mail	vivian.lee@maples.com

Renren Inc.

5/F, North Wing

18 Jiuxianqiao Middle Road

Chaoyang District, Beijing 100016

People’s Republic of China

15 May 2019

Dear Sir

Re: Renren Inc.

We have acted as legal advisors as to the laws of the Cayman Islands to Renren Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2018.

We hereby consent to the reference of our name under the heading “Item 10E Taxation” in the Form 20-F and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statements on Form S-8 (File No. 333-177366, File No. 333-209734 and File No. 333-227886) that were filed on 18 October 2011, 26 February 2016 and 19 October 2018, respectively.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP